Exhibit 99.3

Summary Unaudited Pro Forma Condensed Combined Financial Data of The Mosaic Company and Vale Fertilizantes S.A.

On January 8, 2018, The Mosaic Company (“Mosaic” or “Company”) completed its acquisition (the “Acquisition”) of the global phosphate and potash operations of Vale Fertilizantes S.A. (“Vale Fertilizantes”) pursuant to an agreement entered into on December 19, 2016 and amended on December 28, 2017. The consideration paid by Mosaic at closing, valued at approximately $2.0 billion, was comprised of approximately $1.08 billion in cash (after giving effect to certain adjustments based on matters such as the working capital of Vale Fertilizantes, which were estimated at closing) and 34,176,574 shares of Mosaic common stock, par value $0.01 per share. The final purchase price is subject to determination of the actual working capital of Vale Fertilizantes at closing, a fair value determination of potential contingent consideration of up to $260 million, and evaluation of other consideration associated with assumed liabilities. The assets acquired by Mosaic include five Brazilian phosphate rock mines; four Brazilian chemical plants; a potash mine in Brazil; an additional 40% economic interest in the Miski Mayo Mine in Peru, which increased Mosaic’s aggregate interest to 75%; and a potash project in Kronau, Saskatchewan.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Mosaic and the carve-out historical financial statements of Vale Fertilizantes after giving effect to the Acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The effective date of the Acquisition was January 8, 2018. Vale Fertilizantes has prepared its carve-out historical financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”).

The following selected unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, with Mosaic being the acquiring entity, and reflects estimates and assumptions deemed appropriate by Company management to give effect to the Acquisition as if it had been completed effective September 30, 2017, with respect to the Unaudited Pro Forma Condensed Combined Balance Sheet, and as of January 1, 2016 (the beginning of the Company’s 2016 fiscal year), with respect to the Unaudited Pro Forma Condensed Combined Income Statement.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Mosaics’ estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Mosaic finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition.

The unaudited pro forma combined financial statements are presented for informational purposes only. It is not intended to represent or be indicative of the results of operations or financial position of Mosaic that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Mosaic. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Mosaic may achieve with respect to the combined companies. The unaudited pro forma combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Mosaic included in the annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 15, 2017, and in conjunction with the subsequent quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2017 filed with the SEC on November 3, 2017, and in conjunction with the historical financial statements of Vale Fertilizantes included in Exhibits 99.1 and 99.2 of the Company’s Form 8-K/A to which this Exhibit 99.3 is attached. The unaudited key pro forma financial data as a result of the Acquisition is as follows:

in millions, except per share data	As of and for the nine months ended September 30, 2017	For the year ended December 31, 2016
Results of operations
Net sales	$6,199.4	$8,361.8
Cost of goods sold	5,741.6	7,505.5
Net earnings (loss) including noncontrolling interests	195.5	235.6
Net earnings (loss) attributable to Mosaic	203.0	232.4
Basic net earnings per share attributable to Mosaic	0.53	0.60
Diluted net earnings per share attributable to Mosaic	0.53	0.60
Balance sheet data
Total assets	$21,477.4
Total liabilities	$10,214.3
Other selected data
EBITDA	932.0	1,200.9
Weighted average common shares outstanding - basic	385.1	384.6
Weighted average common shares outstanding - diluted	386.1	385.9

A reconciliation of EBITDA to income (loss) determined in accordance with GAAP for the nine months ended September 30, 2017 and is provided below:

Nine months ended September 30, 2017

	Historical
	The Mosaic Company	Vale Fertilizantes	Pro forma adjustments	Pro forma combined
Income (loss) from continuing operations	$323.9	$(140.3)	$19.4	$203.0
Add Back:
Interest expense, net	98.4	0.9	43.9	143.2
Provision (Benefit) for income taxes	4.7	(79.0)	33.5	(40.8)
Depreciation and amortization expense	493.5	233.2	(100.1)	626.6
EBITDA	$920.5	$14.8	$(3.3)	$932.0

A reconciliation of EBITDA to income (loss) from continuing operations determined in accordance with GAAP for the year ended December 31, 2016 is provided below:

Year ended December 31, 2016

	Historical
	The Mosaic Company	Vale Fertilizantes	Pro forma adjustments	Pro forma combined
Income (loss) from continuing operations	$297.8	$(801.0)	$735.6	$232.4
Add Back:
Interest expense, net	112.4	(17.1)	65.2	160.5
Provision (Benefit) for income taxes	(74.2)	(335.1)	328.6	(80.7)
Depreciation and amortization expense	711.2	298.8	(121.3)	888.7
EBITDA	$1,047.2	$(854.4)	$1,008.1	$1,200.9

The Mosaic Company
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the nine months ended September 30, 2017
In millions, except per share amounts

	Historical		Pro Forma
	The Mosaic Company	Vale Fertilizantes	Adjustments	Note 3	Combined
Net sales	$5,317.5	$1,374.5	$(492.6)	(A)	$6,199.4
Cost of goods sold	4,754.8	1,521.3	(534.5)	(B)	5,741.6
Gross margin	562.7	(146.8)	41.9		457.8
Selling, general and administrative expenses	218.2	38.4	11.7	(C)	268.3
Other operating expenses (income)	5.9	44.8	(63.2)	(D)	(12.5)
Operating earnings (loss)	338.6	(230.0)	93.4		202.0
Interest expense, net	(98.4)	(0.9)	(43.9)	(E)	(143.2)
Foreign currency transaction gain	76.6	0.4	—		77.0
Other expenses	(2.0)	(9.2)	1.6	(F)	(9.6)
Earnings (loss) from consolidated companies before income taxes	314.8	(239.7)	51.1		126.2
Provision for (benefit from) for income taxes	4.7	(79.0)	33.5	(G)	(40.8)
Earnings (loss) from consolidated companies	310.1	(160.7)	17.6		167.0
Equity in net earnings of nonconsolidated companies	15.5	—	13.0	(H)	28.5
Net earnings (loss) including noncontrolling interests	325.6	(160.7)	30.6		195.5
Less: Net earnings (loss) attributable to noncontrolling interests	1.7	(20.4)	11.2	(I)	(7.5)
Net earnings (loss) attributable to Mosaic	$323.9	$(140.3)	$19.4		$203.0
Basic net earnings per share attributable to Mosaic	$0.92				$0.53
Basic weighted average number of shares outstanding	350.9			(J)	385.1
Diluted net earnings per share attributable to Mosaic	$0.92				$0.53
Diluted weighted average number of shares outstanding	351.9			(J)	386.1

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The Mosaic Company
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the year ended December 31, 2016
In millions, except per share amounts

	Historical		Pro Forma
	The Mosaic Company	Vale Fertilizantes	Adjustments	Note 3	Combined
Net sales	$7,162.8	$1,939.2	$(740.2)	(A)	$8,361.8
Cost of goods sold	6,352.8	1,951.2	(798.5)	(B)	7,505.5
Gross margin	810.0	(12.0)	58.3		856.3
Selling, general and administrative expenses	304.2	59.3	1.1	(C)	364.6
Other operating expenses (income)	186.8	1,082.7	(1,071.9)	(D)	197.6
Operating earnings (loss)	319.0	(1,154.0)	1,129.1		294.1
Interest expense, net	(112.4)	17.1	(65.2)	(E)	(160.5)
Foreign currency transaction gain	40.1	40.9	—		81.0
Other expenses	(4.3)	(38.2)	—	(F)	(42.5)
Earnings (loss) from consolidated companies before income taxes	242.4	(1,134.2)	1,063.9		172.1
(Benefit from) provision for income taxes	(74.2)	(335.1)	328.6	(G)	(80.7)
Earnings (loss) from consolidated companies	316.6	(799.1)	735.3		252.8
Equity in net loss of nonconsolidated companies	(15.4)	—	(1.8)	(H)	(17.2)
Net earnings (loss) including noncontrolling interests	301.2	(799.1)	733.5		235.6
Less: Net earnings (loss) attributable to noncontrolling interests	3.4	1.9	(2.1)	(I)	3.2
Net earnings (loss) attributable to Mosaic	$297.8	$(801.0)	$735.6		$232.4
Basic net earnings per share attributable to Mosaic	$0.85				$0.60
Basic weighted average number of shares outstanding	350.4			(J)	384.6
Diluted net earnings per share attributable to Mosaic	$0.85				$0.60
Diluted weighted average number of shares outstanding	351.7			(J)	385.9

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The Mosaic Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2017
In millions, except per share amounts

	Historical		Pro Forma
	The Mosaic Company	Vale Fertilizantes	Adjustments	Note 4	Combined
Assets
Current assets:
Cash and cash equivalents	$685.7	$63.0	$161.2	(A)	$909.9
Receivables, net	592.3	75.1	27.3	(B)	694.7
Inventories	1,666.2	349.9	(54.3)	(C)	1,961.8
Other current assets	431.3	125.3	(40.6)	(D)	516.0
Assets held for sale	—	562.3	(562.3)	(E)	—
Total current assets	3,375.5	1,175.6	(468.7)		4,082.4
Property, plant and equipment, net	9,696.3	3,067.7	(949.0)	(F)	11,815.0
Investments in nonconsolidated companies	1,138.9	93.9	(161.0)	(G)	1,071.8
Goodwill	1,703.4	—	—		1,703.4
Deferred income taxes	765.1	605.0	(141.3)	(H)	1,228.8
Other assets	1,123.9	510.5	(58.4)	(I)	1,576.0
Total assets	$17,803.1	$5,452.7	$(1,778.4)		$21,477.4
Liabilities and Equity
Current liabilities:
Short-term debt	$58.6	$—	$—		$58.6
Current maturities of long-term debt	134.2	4.8	1.9	(J)	140.9
Structured accounts payable arrangements	370.4	68.8	2.3	(K)	441.5
Accounts payable	547.9	347.7	(0.2)	(L)	895.4
Accrued liabilities	786.7	—	62.4	(M)	849.1
Liabilities held for sale	—	184.5	(184.5)	(E)	—
Total current liabilities	1,897.8	605.8	(118.1)		2,385.5
Long-term debt, less current maturities	3,722.3	49.0	1,255.6	(N)	5,026.9
Deferred income taxes	1,072.6	—	—		1,072.6
Other noncurrent liabilities	954.9	827.5	(53.1)	(O)	1,729.3
Equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, none issued and outstanding as of September 30, 2017	—	—	—		—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 388,998,498 shares issued and 385,226,223 shares outstanding as of September 30, 2017	3.5	—	0.3		3.8
Capital in excess of par value	39.8	12,308.6	(11,388.9)		959.5
Retained earnings	11,079.8	(3,498.0)	3,498.0		11,079.8
Accumulated other comprehensive income (loss)	(1,008.9)	(5,054.8)	5,054.8		(1,008.9)
Total Mosaic stockholders’ equity	10,114.2	3,755.8	(2,835.8)	(P)	11,034.2
Non-controlling interests	41.3	214.6	(27.0)	(Q)	228.9
Total equity	10,155.5	3,970.4	(2,862.8)		11,263.1
Total liabilities and equity	$17,803.1	$5,452.7	$(1,778.4)		$21,477.4

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Tables in millions, except per share amounts

Note 1. Description of Transaction and Preliminary Purchase Price Allocation

On January 8, 2018, Mosaic completed the acquisition of the global phosphate and potash operations of Vale Fertilizantes pursuant to an agreement entered into on December 19, 2016 and amended on December 28, 2017. The consideration paid by Mosaic at closing, valued at approximately $2.0 billion, was comprised of approximately $1.08 billion in cash (after giving effect to certain adjustments based on matters such as the working capital of Vale Fertilizantes, which were estimated at closing) and 34,176,574 shares of Mosaic common stock, par value $0.01 per share. The final purchase price is subject to determination of the actual working capital of Vale Fertilizantes at closing, a fair value determination of potential contingent consideration of up to $260 million, and evaluation of other consideration associated with assumed liabilities. The assets acquired by Mosaic include five Brazilian phosphate rock mines; four Brazilian chemical plants; a potash mine in Brazil; an additional 40% economic interest in the Miski Mayo Mine in Peru, which increased Mosaic’s aggregate interest to 75%; and a potash project in Kronau, Saskatchewan.

The Unaudited Pro Forma Condensed Combined Financial Statements include various assumptions, including those related to the preliminary purchase price allocation of Vale Fertilizantes assets acquired and liabilities assumed based on Mosaic’s estimates of fair value using information available at the time these Unaudited Pro Forma Condensed Combined Financial Statements have been prepared. The final purchase price allocation may vary based on final appraisals, valuations and analysis of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been prepared and made available for illustrative purposes. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

The acquisition of Vale Fertilizantes has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of January 8, 2018 (the acquisition date).

The following table illustrates the contents of the purchase price:

New shares issued (par value $.01)	34,176,574
Price of Mosaic common stock at closing	$26.92
Stock consideration transferred	920
Cash received by Vale	1,080
Total purchase price	$2,000

The following table is a preliminary allocation of the assets acquired and the liabilities assumed by Mosaic in the acquisition of Vale:

Total current assets	$805
Property, plant and equipment, net	1,655
Deferred income taxes	464
Other assets	129
Total assets acquired	3,053
Total current liabilities	324
Other noncurrent liabilities	744
Total liabilities assumed acquired	1,068
Net identifiable assets acquired	1,985
Working capital adjustments	15
Cash and cash equivalents acquired	(62)
Total consideration transferred (net of cash acquired)	$1,938

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company. The historical financial information of Mosaic is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The historical information of Vale was prepared in accordance with IFRS.

The acquisition accounting adjustments relating to the Acquisition are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Acquisition or to any future integration costs. These financial statements are not necessarily indicative of the future results of operations or financial condition of Mosaic as of any future date or for any future period. In addition, the preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses for the reporting periods presented. Actual results could differ from those estimates.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements.

The carve-out combined consolidated financial statements of Vale Fertilizantes include certain entities that were not included in the Acquisition. The adjustments to remove the historical results of operations and the related assets, liabilities and equity of these entities have been included in the Adjustments to the unaudited pro forma condensed combined financial statements. Certain reclassifications have been made to Vale Fertilizantes’ historical financial statements to conform to the presentation used in Mosaic’s historical consolidated financial statements. Such reclassifications had no material effect on Vale Fertilizantes’ previously reported financial position or results of operations.

Note 3. Statement of Earnings Adjustments

The unaudited pro forma condensed combined statement of earnings reflects the following adjustments:

(A)	Net sales were adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded net sales(1)	$(286.7)	$(413.2)
U.S. GAAP/Mosaic accounting policy changes(2)	39.1	33.2
Mosaic and Vale Fertilizantes eliminations(3)	(235.0)	(357.1)
Miski Mayo consolidation reclassifications	(10.0)	(3.1)
Total pro forma adjustments to net sales	$(492.6)	$(740.2)

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(3)
Represents the elimination of Vale Fertilizantes’ sales to Mosaic as reported in Vale Fertilizantes’ historical statement of earnings and Miski Mayo sales to Mosaic as reported in Miski Mayo’s historical statement of earnings.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(B)	Cost of goods sold were adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded cost of goods sold(1)	$(278.3)	$(411.2)
Adjustment to depreciation/depletion of Vale Fertilizantes assets acquired(2)	(101.1)	(126.2)
U.S. GAAP/Mosaic accounting policy changes(3)	123.9	121.5
Mosaic and Vale Fertilizantes eliminations(4)	(235.0)	(357.1)
Miski Mayo consolidation reclassifications	(15.5)	1.0
Corporate allocated expenses adjustment	(28.5)	(26.5)
Total pro forma adjustments to cost of goods sold	$(534.5)	$(798.5)

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents the adjustment to Vale Fertilizantes historical depreciation and amortization as a result of preliminary fair value adjustments to the acquired depreciable and adjustments to their respective estimated remaining useful lives, see Note 4(F).

(3)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(4)
Represents the elimination of Vale Fertilizantes’ sales to Mosaic as reported in Vale Fertilizantes’ historical statement of earnings and Miski Mayo sales to Mosaic as reported in Miski Mayo’s historical statement of earnings.

(C)	Selling, general and administrative expenses were adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded selling, general and administrative expenses(1)	$(4.7)	$(8.9)
Adjustment to depreciation/depletion of Vale Fertilizantes assets acquired(2)	(0.1)	(0.4)
U.S. GAAP/Mosaic accounting policy changes(3)	9.5	2.3
Miski Mayo consolidation reclassifications	1.3	0.4
Corporate allocated expenses adjustment	5.7	7.7
Total pro forma adjustments to selling, general and administrative expenses	$11.7	$1.1

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents the adjustment to Vale Fertilizantes historical depreciation and amortization as a result of preliminary fair value adjustments to the acquired depreciable and adjustments to their respective estimated remaining useful lives, see Note 4(F).

(3)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(D)	Other operating (income) expenses were adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded other operating (income) expenses(1)	$(8.6)	$(22.6)
U.S. GAAP/Mosaic accounting policy changes(2)	(48.2)	(21.6)
Transaction costs(3)	(13.5)	(6.4)
Asset impairment charge(4)	—	(1,018.7)
Adjustment to accretion expenses of Vale Fertilizantes assets acquired(5)	—	(0.2)
Miski Mayo consolidation reclassifications	7.1	(2.4)
Total pro forma adjustments to other operating (income) expenses	$(63.2)	$(1,071.9)

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(3)
Relates to due diligence, integration and synergy costs incurred for the nine months ended September 30, 2017 and the fiscal year ended December 31, 2016, which are directly attributable to the Acquisition, but which are not expected to have a continuing impact on results following consummation of the Transactions.

(4)	Represents the reversal of a prior year asset impairment charge as this would have occurred prior to the Acquisition.

(5)	Represents adjustment to Vale Fertilizantes’ historical accretion expense as a result of preliminary fair value adjustments to the acquired asset retirement obligations, see Notes 4(L) and 4(O).

(E)	Interest expense was adjusted as described below in Note 5, Financing Adjustments

(F)	Other income (expense) was adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded other income (expenses)(1)	$1.4	$(15.0)
U.S. GAAP/Mosaic accounting policy changes(2)	0.2	17.0
Miski Mayo consolidation reclassifications	—	(2.0)
Total pro forma adjustments to other income (expenses)	$1.6	$—

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(G)
The preliminary deferred tax assets estimate is based on a preliminary valuation and is subject to change.  The preliminary deferred income tax assets were calculated using the enacted tax rates for the jurisdictions in which they are expected to reverse and reflects a valuation allowance on non-U.S. net operating losses and net non-operating losses.  This rate does not reflect Mosaic’s effective tax rate, which would reflect the U.S. statutory rate and include other tax items such as state and non-U.S. tax impacts as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact Mosaic following the consummation of the Acquisition.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(H)	Equity in net earnings (loss) of nonconsolidated companies was adjusted as follows:

	September 30, 2017	December 31, 2016
Excluded equity in net earnings (loss) of nonconsolidated companies(1)	$(0.5)	$(3.3)
Elimination of nonconsolidated earnings (loss)(2)	13.0	(1.9)
U.S. GAAP/Mosaic accounting policy changes(3)	0.5	3.4
Total pro forma adjustments to equity in net earnings (loss) of nonconsolidated companies	$13.0	$(1.8)

(1)	Represents an adjustment to the TIPLAM equity earnings that were not transferred in accordance with the Acquisition.

(2)	Represents the elimination of Mosaic’s equity earnings (loss) from Miski Mayo as a result of Miski Mayo being consolidated on a pro forma basis due to Mosaic’s interest being 75%.

(3)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(I)
Net earnings (loss) attributable to non-controlling interests were adjusted to represent the elimination of noncontrolling interest loss from Vale Fertilizantes records and subsequently record the 25% noncontrolling interest related to the consolidation of the 75% interest in Miski Mayo.

(J)
The adjustment to both the September 30, 2017 and December 31, 2016 weighted average shares outstanding and diluted weighted average shares outstanding to reflect the 34.2 million shares of Mosaic common stock issued to fund part of the acquisition.

Note 4. Balance Sheet Adjustments

The unaudited pro forma condensed combined balance sheet reflects the following adjustments:

(A)	Cash and cash equivalents were adjusted as follows:

September 30, 2017
Excluded cash(1)	$(0.6)
Proceeds from debt issuance(2)	1,240.0
Cash received by Vale for Acquisition	(1,078.2)
Total pro forma adjustments to cash and cash equivalents	$161.2

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	For more detail of Mosaic’s debt issuance proceeds, see Note 5, Financing Adjustments, below.

(B)	Represents Miski Mayo consolidation reclassifications.

(C)	Inventory were adjusted as follows:

September 30, 2017
Excluded inventory(1)	$(3.0)
Preliminary fair value adjustment(2)	(50.8)
Miski Mayo consolidation reclassifications	(0.5)
Total pro forma adjustments to inventory	$(54.3)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	Represents the estimated fair value adjustment to Vale Fertilizantes’ inventory (included spare parts) based upon a preliminary fair value estimate of $357 million.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(D)	Other current assets were adjusted as follows:

September 30, 2017
Excluded other current assets(1)	$(2.4)
Preliminary fair value adjustment(2)	(32.7)
Miski Mayo consolidation reclassifications	(5.5)
Total pro forma adjustments to other current assets	$(40.6)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	Represents the estimated fair value adjustment to Vale Fertilizantes’ current portion of recoverable taxes based upon a preliminary fair value estimate of $142 million.

(E)	Represents the Cubatão business assets and liabilities that were classified as held for sale and that were not transferred to Mosaic in accordance with the Acquisition.

(F)	Property, plant and equipment, net was adjusted as follows:

September 30, 2017
Excluded property, plant and equipment, net(1)	$(14.7)
Preliminary fair value adjustment(2)	(943.9)
U.S. GAAP/Mosaic accounting policy changes(3)	9.6
Total pro forma adjustments to property, plant and equipment, net	$(949.0)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	Represents the estimated fair value adjustment to Vale Fertilizantes’ property, plant and equipment based upon a preliminary fair value estimate of $2 billion.

(3)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(G)	Investments in nonconsolidated companies were adjusted as follows:

September 30, 2017
Elimination of MVM Resources investment	$(75.0)
Elimination of TIPLAM investment	(93.0)
TIPLAM investment(1)	7.0
Total pro forma adjustments to investments in nonconsolidated companies	$(161.0)

(1)	Represents the estimated fair value of Mosaic’s interest in the TIPLAM port.

(H)	Represents the estimated fair value adjustment to Vale Fertilizantes’ deferred income taxes and valuation allowances based upon preliminary fair value estimates of $464 million.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(I)	Other assets were adjusted as follows:

September 30, 2017
Excluded other assets(1)	$(8.7)
Miski Mayo consolidation reclassifications	(10.6)
Preliminary fair value adjustment(2)	(194.3)
Pension indemnification asset(3)	168.0
U.S. GAAP/Mosaic accounting policy changes(4)	(12.8)
Total pro forma adjustments to other assets	$(58.4)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents the estimated fair value adjustment to Vale Fertilizantes’ long-term portion of recoverable taxes based upon a preliminary fair value estimate of $142 million, and represents the estimated fair value adjustment to Vale Fertilizantes’ Petrobras receivable based upon preliminary fair value estimate of $118 million.

(3)
Represents a contractual asset, under Brazilian law, for assuming the Petro pension plan and corresponding indemnification due to the on-going litigation. Mosaic is being indemnified for any losses related to the outcome of the litigation as well as any net liability of the plan as per its normal operations.

(4)
Represents adjustments made to Vale Fertilizantes’ interim unaudited nine month and annual audited financial statements to convert from IFRS to U.S. GAAP or to certain Mosaic accounting policy elections, which are in accordance with U.S. GAAP.

(J)	Current maturities of long-term debt was adjusted as described below in Note 5, Financing Adjustments.

(K)	Represents the estimated fair value adjustment to structured accounts payable arrangements based upon a preliminary fair value estimate of $98 million.

(L)	Accounts payable were adjusted as follows:

September 30, 2017
Excluded accounts payable(1)	$(9.7)
Preliminary fair value adjustment(2)	(1.7)
Miski Mayo consolidation reclassifications	11.2
Total pro forma adjustments to accounts payable	$(0.2)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	Represents the estimated fair value adjustment to Vale Fertilizantes’ current portion of asset retirement obligations based upon a preliminary fair value estimate of $253 million.

(M)	Accrued liabilities were adjusted for transaction costs of due diligence, integration and synergy costs that have not yet been recognized in the historical financial statements.

(N)	Long-term debt, less current maturities was adjusted as described below in Note 5, Financing Adjustments.

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

(O)	Other noncurrent liabilities were adjusted as follows:

September 30, 2017
Excluded other noncurrent liabilities(1)	$(6.3)
Preliminary fair value adjustment(2)	(59.8)
Transaction costs(3)	13.0
Total pro forma adjustments to other noncurrent liabilities	$(53.1)

(1)	Represents adjustments related to Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)
Represents the estimated fair value adjustments to Vale Fertilizantes’ long-term portion of asset retirement obligations and pension obligations based upon a preliminary fair value estimates of $253 million and $213 million, respectively.

(3)	Represents adjustments for transaction costs of due diligence, integration and synergy costs that have not yet been recognized in the historical financial statements.

(P)	Stockholder’s equity was adjusted as follows:

September 30, 2017
Excluded stockholders’ equity(1)	$(391.3)
Equity issuance(2)	920.0
Elimination of total combined Vale Fertilizantes shareholders’ equity(3)	(3,364.5)
Total pro forma adjustments to stockholders’ equity	$(2,835.8)

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.

(2)	Relates to the 34.2 million shares of Mosaic common stock issued to Vale as part of the Acquisition.

(3)
Represents the elimination of Vale Fertilizantes shareholders’ equity consisting of paid in capital of $(12.3) million, retained earnings of $3.5 million and accumulated other comprehensive loss of $5.0 million.

(Q)	Noncontrolling interests was adjusted to record the noncontrolling interest equity related to the Miski Mayo Mine third party.

Note 5. Financing Adjustments

(A)	Current maturities of long-term debt were adjusted to reflect capital lease adjustments based upon preliminary fair value estimates.

(B)	Long-term debt was adjusted as follows:

September 30, 2017
Unsecured note, due November 2022	$545.6
Unsecured note, due November 2027	694.4
Capital leases	15.6
Total pro forma adjustments to long-term debt	$1,255.6

The unaudited pro forma condensed combined statement of operations reflects adjustments to include an estimate of the interest expense on the additional indebtedness to be incurred in connection with the Transactions. A summary of the adjustments to current installments of long-term debt, long-term debt and interest expense are as follows:

The Mosaic Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

	Annual Average Interest Rate	Debt	Interest Expense for nine months ended September 30, 2017	Interest Expense for the year ended December 31, 2016
Unsecured note, due November 2022	3.25%	$550.0	$(13.4)	$(17.1)
Unsecured note, due November 2027	4.05%	700.0	(16.0)	(20.4)
Excluded interest expense(1)		—	(4.6)	4.2
GAAP/Accounting policy reclassifications		—	(12.7)	(21.2)
Pre-issuance hedge elimination		—	10.0	—
Capital leases		17.5	(1.2)	(1.7)
Petrobras receivable		—	(6.9)	(10.1)
Amortization of new debt issuance costs		(10.0)	0.9	1.1
		1,257.5	(43.9)	(65.2)

(1)	Represents adjustments related to Cubatão, Potassio Rio Colorado and Vale Exploration Argentina operations that were not transferred in accordance with the Acquisition.